Exhibit 10.6

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (“Guaranty”) made as of August 19, 2016, by SENTIO HEALTHCARE PROPERTIES, INC., a Maryland corporation (“Sentio”), and SENTIO HEALTHCARE PROPERTIES OP, LP, a Delaware limited partnership (“Sentio OP”) (Sentio and Sentio OP collectively referred to herein as “Guarantor”), on a joint and several basis, to and for the benefit of KEYBANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the benefit of the Lenders, its successors and assigns (“Agent”).

RECITALS

A.           On or about the date hereof, Sentio Landlord Hammond, LLC (“Hammond”), Sentio Landlord Slidell, LLC (“Slidell”), MVI Health Center, LP (“Mesa Vista”), Woodbury Mews III Urban Renewal, LLC (“Woodbury III”), Woodbury Mews IV Urban Renewal, LLC (“Woodbury IV”), and Retirement Two, LLC, a Florida limited liability company (“Sumter Grand”) (Hammond, Slidell, Mesa Vista, Woodbury III, Woodbury IV, and Sumter Grand being collectively referred to as “Borrowers”), Agent and the Lenders entered into that certain Secured Loan Agreement (“Loan Agreement”) whereby the Lenders agreed to make a secured term loan (the “Loan”) available to Borrowers in the maximum aggregate amount at any time outstanding not to exceed the sum of Sixty-Two Million Fifty Thousand and No/100 Dollars ($62,050,000.00), for the recast of the Projects.

B.           In connection with the Loan, Borrowers have executed and delivered one or more promissory notes (collectively, the “Notes”), of even date herewith and payable to the order of the Lenders in the aggregate amount of $62,050,000.00, payment of which is secured by (i) the Mortgages and (ii) the other Loan Documents.

C.           Guarantor will derive financial benefit from the Loan evidenced and secured by the Notes, the Mortgages and the other Loan Documents.

D.           The Lenders have relied on the statements and agreements contained herein in agreeing to make the Loan. The execution and delivery of this Guaranty by Guarantor is a condition precedent to the making of the Loan by the Lenders.

E.           Initially capitalized terms used and not otherwise defined herein shall have the meanings respectively ascribed to them in the Loan Agreement.

AGREEMENTS

NOW, THEREFORE, intending to be legally bound, Guarantor, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration the receipt and sufficiency of which are acknowledged, hereby covenants and agrees with Agent for the benefit of the Lenders and their respective successors, indorsees, transferees, participants and assigns as follows:

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1.           Guarantor absolutely, unconditionally and irrevocably guarantees to Agent for the benefit of the Lenders:

(a)          the full and prompt payment of the principal of and interest on the Note when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter;

(b)          the full and prompt payment of any Enforcement Costs (as hereinafter defined in Section 10 hereof);

(c)          any loss, damage, cost, expense, liability or obligation suffered or incurred by the Lenders arising out of, on account of, or in connection with the intentional misapplication or conversion of any tenant security deposits, insurance proceeds, condemnation awards, or any proceeds from the sale of a portion of any Project received by any Borrower and not delivered over to Agent or used to restore the Project in accordance with the terms of the Loan Agreement;

(d)          to the extent any Project generates sufficient income to pay for the same and subject to any right to contest such matters as provided in the Loan Documents, any loss, damage, cost, expense, liability or obligation suffered or incurred by the Lenders arising out or on account of or based upon any fraud or willful misrepresentation of a material fact by any Borrower or Guarantor in any document executed or presented to Agent or any Lender in connection with the Loan;

(e)          any amount(s) necessary to repair or replace any damage to or destruction of any Project which is the result of willful misconduct or gross negligence on the part of any Borrower including, without limitation, waste, any act of arson or malicious destruction by any Borrower;

(f)          any loss, damage, cost, expense, liability or obligation suffered or incurred by the Lenders out of or on account of or based upon the failure to maintain insurance as required by the Loan Documents or the failure to timely pay insurance premiums for any such required insurance for any Project;

(g)         any loss, damage, cost, expense, liability or obligation suffered or incurred by the Lenders out of or on account of or based upon the failure to timely pay any valid real estate taxes for any Project which could create liens on any portion of any Project which would be superior to the lien or security title of the applicable Mortgage or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant, except to the extent such loss results from Lenders’ failure to pay any valid real estate taxes for any Project from funds escrowed pursuant to the terms of the Loan Agreement;

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(h)          the aggregate amount outstanding under the Loan Documents upon any Borrower (i) making a general assignment for the benefit of its creditors; (ii) filing a petition, answer or consent seeking, or having entered against it an order for relief (or any similar remedy) under any provision of Title 11 of the United States Code or any other federal, state or foreign Law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization not dismissed within sixty (60) days, or consent to the institution of any proceedings thereunder; (iii) convening a meeting of its creditors, or any class thereof, for the purpose of effecting a moratorium upon or extension or composition of its debts; (iv) admitting in writing that it is generally not able to pay its debts as they mature; or (v) applying for a consent to the appointment of a receiver, trustee, custodian, liquidator or other similar official of all or a portion of its assets; and

(i)          any loss, damage, cost, expense, liability or obligation suffered or incurred by the Lenders arising out of, on account of, or in connection with a distribution by any Borrower of Monthly Excess Cash Flow in violation of the provisions of the Loan Documents.

All amounts due, debts, liabilities and payment obligations described in subsections (a) – (i) of this Section 1 shall be hereinafter collectively referred to as the “Guaranteed Indebtedness.”

2.           In the event of any default by Borrowers in the payment of the Guaranteed Indebtedness, after the expiration of any applicable cure or grace period, Guarantor agrees, on demand by Agent or the holder of any Note, to pay the Guaranteed Indebtedness regardless of any defense, right of set-off or claims which any Borrower or Guarantor may have against Agent or any Lender or the holder of any Note. Notwithstanding the foregoing or anything else in this Guaranty to the contrary, Agent agrees that Guarantor’s liability solely with respect to the amounts described in subsection (a) of Section 1 of this Guaranty shall be limited to thirty percent (30%) the Loan Amount and all accrued but unpaid interest thereon. For the avoidance of doubt, Guarantor shall be fully liable for all other amounts described in subsections (b) through (i) of Section 1 of this Guaranty until the payment in full of the Guaranteed Indebtedness.

3.           All of the remedies set forth herein and/or provided for in any of the Loan Documents or at law or equity shall be equally available to Agent and the Lenders, and the choice by Agent or the Lenders of one such alternative over another shall not be subject to question or challenge by Guarantor or any other person, nor shall any such choice be asserted as a defense, setoff, or failure to mitigate damages in any action, proceeding, or counteraction by Agent to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude Agent from subsequently electing to exercise a different remedy. The parties have agreed to the alternative remedies provided herein in part because they recognize that the choice of remedies in the event of a default hereunder will necessarily be and should properly be a matter of good faith business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by Agent and the Lenders at the lowest cost to Borrowers and/or Guarantor. It is the intention of the parties that such good faith choice by Agent or any Lender be given conclusive effect regardless of such subsequent developments.

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4.           Guarantor does hereby (a) waive notice of acceptance of this Guaranty by Agent and the Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (b) agree to refrain from asserting, until after repayment in full of the Loan, any defense, right of set-off or other claim which such Guarantor may have against any Borrower, (c) waive any defense, right of set-off or other claim which any Borrower or Guarantor may have against any Agent, any Lender, or the holder of any Note, (d) waive any and all rights such Guarantor may have under any anti-deficiency statute or other similar protections, (e) waive presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge such Guarantor with liability, and (f) waive any failure by Agent or any Lender to inform such Guarantor of any facts Agent or any Lender may now or hereafter know about any Borrower, any Project, the Loan, or the transactions contemplated by the Loan Agreement, it being understood and agreed that neither Agent nor any Lender has any duty so to inform and that such Guarantor is fully responsible for being and remaining informed by Borrowers of all circumstances bearing on the risk of nonperformance of any Borrower’s obligations. Credit may be granted or continued from time to time by the Lenders to any Borrower without notice to or authorization from Guarantor, regardless of the financial or other condition of such Borrower at the time of any such grant or continuation. Neither Agent nor any Lender shall have any obligation to disclose or discuss with Guarantor its assessment of the financial condition of such Borrower. Guarantor acknowledges that no representations of any kind whatsoever have been made by Agent or any Lender. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Agent or any Lender except as expressly set forth in a writing duly signed and delivered by Agent on behalf of the Lenders.

5.           Guarantor further agrees that Guarantor’s liability as guarantor shall in not be impaired or affected by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of such Guarantor of the time for payment of interest or principal under the Notes or by any forbearance or delay in collecting interest or principal under the Notes, or by any waiver by Agent or any Lender under the Loan Agreement, any Mortgage or any other Loan Documents, or by Agent’s or any Lender’s failure or election not to pursue any other remedies it may have against any Borrower or Guarantor, or by any change or modification in any Note, the Loan Agreement, any Mortgage or any other Loan Document, or by the acceptance by Agent or any Lender of any additional security or any increase, substitution or change therein, or by the release by Agent or any Lender of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Guaranteed Indebtedness even though Agent or any Lender might lawfully have elected to apply such payments to any part or all of the Guaranteed Indebtedness, it being the intent hereof that, subject to Agent’s and the Lenders’ compliance with the terms of this Guaranty, Guarantor shall remain liable for the payment of the Guaranteed Indebtedness, until the Guaranteed Indebtedness has been paid in full, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Guarantor further understands and agrees that Agent and the Lenders may at any time enter into agreements with Borrowers to amend and modify the Notes, the Loan Agreement, the Mortgages or other Loan Documents (other than this Guaranty), and may waive or release any provision or provisions of the Notes, the Loan Agreement, the Mortgages and other Loan Documents (other than this Guaranty) or any thereof, and, with reference to such instruments, may make and enter into any such agreement or agreements as Agent, the Lenders and Borrowers may deem proper and desirable, without in any manner impairing or affecting this Guaranty or any of Agent’s or Lenders’ rights hereunder or Guarantor’s obligations hereunder.

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6.           This is an absolute, present and continuing guaranty of payment and not of collection. Guarantor agrees that this Guaranty may be enforced by Agent on behalf of the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral given in connection herewith or with the Notes, the Loan Agreement, any Mortgage or any of the other Loan Documents through foreclosure or sale proceedings, as the case may be, under any Mortgage or otherwise, or resorting to any other guaranties, and Guarantor hereby waives any right to require Agent or any Lender to join any Borrower in any action brought hereunder or to commence any action against or obtain any judgment against any Borrower or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent Agent on behalf of the Lenders from pursuing concurrently or successively all rights and remedies available to it at law and/or in equity or under the Notes, the Loan Agreement, any Mortgage or any other Loan Documents, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of Guarantor’s obligations hereunder, it being the purpose and intent of such Guarantor that the obligations of such Guarantor hereunder shall be absolute, independent and unconditional under any and all circumstances whatsoever. None of Guarantor’s obligations under this Guaranty or any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of any Borrower under the Notes, the Loan Agreement, any Mortgage or other Loan Documents or by reason of the bankruptcy of any Borrower or by reason of any creditor or bankruptcy proceeding instituted by or against any Borrower. This Guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Notes, the Loan Agreement, any Mortgage or any other Loan Document is rescinded or otherwise required to be returned by Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of any Borrower, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payment to Agent or such Lender had not been made, regardless of whether Agent or such Lender contested the order requiring the return of such payment. In the event of the foreclosure of the Mortgage and of a deficiency, Guarantor hereby promises and agrees forthwith to pay the amount of such deficiency notwithstanding the fact that recovery of said deficiency against Borrowers would not be allowed by applicable law; however, the foregoing shall not be deemed to require that Agent on behalf of the Lenders institute foreclosure proceedings or otherwise resort to or exhaust any other collateral or security prior to or concurrently with enforcing this Guaranty.

7.           Guarantor hereby covenants as follows:

(a)          Guarantor shall maintain a Tangible Net Worth (as defined below) of not less than the Two Hundred Million and No/100 Dollars ($200,000,000.00); and

(b)          Guarantor shall maintain a minimum of Five Million and No/100 Dollars ($5,000,000.00) in Cash and Cash Equivalents (as defined below) and Marketable Securities (as defined below).

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“Cash and Cash Equivalents” shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two of the Rating Agencies (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to Lender) and not listed for possible down-grade in Credit Watch published by Standard & Poor’s; (iii) commercial paper, other than commercial paper issued by any Borrower or any of its affiliates, maturing no more than ninety (90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Standard & Poor’s or Moody’s (or, if at any time neither Standard & Poor’s nor Moody’s shall be rating such obligations, then the highest rating from such other nationally recognized rating services as may be acceptable to Agent); and (iv) domestic and Eurodollar certificates of deposit or time deposits or bankers’ acceptances maturing within ninety (90) days after the date of acquisition thereof, overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments issued, in each case, by (A) any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada having combined capital and surplus of not less than Two Hundred Fifty Million Dollars ($250,000,000) or (B) Agent.

“Marketable Securities” shall mean securities regularly traded, and currently listed, on a nationally recognized exchange.

“Tangible Net Worth” means, as of a given date, all amounts that would be included under net assets (the result of total assets on a gross basis, defined as total assets plus accumulated depreciation, minus total liabilities) on the consolidated statement of net assets of Guarantor and its consolidated subsidiaries at such date, determined pursuant to sound accounting principles that fairly represent the financial position of the Guarantor.

8.           Guarantor agrees to deliver to Lender on an annual basis within one hundred-twenty (120) days after each December 31, the audited financial statements of Guarantor along with a covenant compliance certificate in the form attached hereto as Exhibit A certified by an authorized officer of Guarantor. Guarantor agrees that the failure to furnish such financial statements shall constitute a default subject to the notice and cure provisions set forth in Section 14.1(a)(ii) of the Loan Agreement.

9.           In the event any Lender or any holder of any Note shall assign any Note to any lender or other entity to secure a loan from such lender or other entity to any Lender or such holder for an amount not in excess of the amount which will be due, from time to time, from Borrowers to any Lender under such Note with interest not in excess of the rate of interest which is payable by Borrowers under such Note, Guarantor will accord full recognition thereto and agree that all rights and remedies of such Lender or such holder hereunder shall be enforceable against such Guarantor by such lender or other entity with the same force and effect and to the same extent as would have been enforceable by such lender or such holder but for such assignment; provided, however, that unless Agent shall otherwise consent in writing, Agent shall have an unimpaired right, prior and superior to that of its assignee or transferee, to enforce this Guaranty for Lender’s benefit to the extent any portion of the Guaranteed Indebtedness or any interest therein is not assigned or transferred.

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10.         If: (a) this Guaranty is placed in the hands of an attorney for collection or is collected through any legal proceeding; (b) an attorney is reasonably required and retained to represent Agent or any Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Guaranty; (c) an attorney is retained to provide advice to Agent or any Lender or other representative of Agent or any other Lender in any proceedings whatsoever in connection with this Guaranty and Agent or such Lender prevails in such proceedings, then Guarantor shall pay to Agent or such Lender upon demand all reasonable attorney’s fees, costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder, regardless of whether all or a portion of such Enforcement Costs are incurred in a single proceeding brought to enforce this Guaranty as well as the other Loan Documents.

11.         The parties hereto intend and believe that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Agent and the Lenders under the remainder of this Guaranty shall continue in full force and effect.

12.         TO THE GREATEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALLING OF ASSETS BY AGENT. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS GUARANTY (EACH, A “PROCEEDING”), AGENT (BY ITS ACCEPTANCE HEREOF) AND GUARANTOR IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE CITY OF CLEVELAND AND STATE OF OHIO, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS GUARANTY SHALL PRECLUDE AGENT FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. AGENT AND GUARANTOR FURTHER AGREE AND CONSENT THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY OHIO STATE OR UNITED STATES COURT SITTING IN THE CITY OF CLEVELAND AND MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE APPLICABLE PARTY AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF SUCH PARTY SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

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13.         Any indebtedness of any Borrower to Guarantor now or hereafter existing is hereby subordinated to the payment of the Guaranteed Indebtedness. Guarantor agrees that, until the entire Guaranteed Indebtedness has been paid in full, no Guarantor will seek, accept, or retain for its own account, any payment from such Borrower on account of such subordinated debt. Any payments to Guarantor on account of such subordinated debt shall be collected and received by Guarantor in trust for the Lenders and shall be paid over to Agent for the benefit of the Lenders on account of the Guaranteed Indebtedness without impairing or releasing the obligations of Guarantor hereunder.

14.         Any amounts received by the Lenders from any source on account of the Loan may be utilized by the Lenders for the payment of the Guaranteed Indebtedness and any other obligations of any Borrower to the Lenders in such order as the Lenders may from time to time elect. Additionally, if the Guaranteed Indebtedness guaranteed hereby is less than the full indebtedness evidenced by the Notes, all rents, proceeds and avails of each Project, including proceeds of realization of the Lenders’ collateral, shall be deemed applied on the Guaranteed Indebtedness of Borrowers to the Lenders that is not guaranteed by Guarantor until such unguaranteed indebtedness of Borrowers to the Lenders has been fully repaid before being applied upon the Guaranteed Indebtedness guaranteed by Guarantor.

15.         GUARANTOR AND AGENT (BY ITS ACCEPTANCE HEREOF) HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

16.         Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

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Guarantor:

Sentio Healthcare Properties, Inc.

Sentio Healthcare Properties OP, LP

189 South Orange Avenue, Suite 1700

Orlando, Florida 32801

Attention:         John Mark Ramsey

Attention:         Kevin Thomas

Attention:         Sharon Kaiser

Telephone:       (407) 999-7679

Facsimile:        (407) 999-5210

With a copy to:	Foley & Lardner LLP 111 North Orange Avenue, Suite 1800 Orlando, Florida 32801 Attention: Michael A. Okaty, Esq. Telephone: (407) 244-3229 Facsimile: (407) 648-1743

Agent:

KeyBank National Association

Mailcode: OH-01-51-0311

4910 Tiedeman Road, 3rd Floor

Brooklyn, Ohio 44144

Attention:         Amy L. MacLearie, KREC Commercial Loan Closer-

           Assistant Vice President

Telephone:       (216) 813-6935

Facsimile:        (216) 357-6383

With a copy to:	Alfred G. Kyle, Esq. Bracewell LLP 1445 Ross Avenue, Suite 3800 Dallas, Texas 75202 Telephone: (214) 758-1660 Facsimile: (214) 758-8360

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

17.         In order to induce the Lenders to make the Loan, Guarantor makes the following representations and warranties to the Agent for the benefit of the Lender set forth in this Section. Guarantor acknowledges that but for the truth and accuracy of the matters covered by the following representations and warranties, the Lenders would not have agreed to make the Loan:

(a)          Guarantor is duly formed, validly existing, and in good standing in its state of organization and has qualified to do business and is in good standing in any state in which it is necessary in the conduct of its business;

(b)          Guarantor maintains an office at the address set forth for such party in Section 16;

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(c)          Any and all balance sheets, net worth statements, and other financial data with respect to Guarantor which have heretofore been given to Agent or any Lender by or on behalf of Guarantor fairly and accurately present the financial condition of Guarantor in all material respects as of the respective dates thereof;

(d)          The execution, delivery, and performance by Guarantor of this Guaranty does not and will not contravene or conflict with (i) any material Laws, order, rule, regulation, writ, injunction or decree now in effect of any Government Authority, or court having jurisdiction over Guarantor, (ii) any contractual restriction binding on or affecting Guarantor or Guarantor’s property or assets which may adversely affect Guarantor’s ability to fulfill its obligations under this Guaranty, (iii) the instruments creating any trust holding title to any assets included in Guarantor’s financial statements, or (iv) the organizational documents of Guarantor;

(e)          This Guaranty creates legal, valid, and binding obligations of Guarantor enforceable in accordance with its terms;

(f)           there is no action, proceeding, or investigation pending or, to the knowledge of Guarantor, threatened or affecting Guarantor, which may adversely affect Guarantor’s ability to fulfill its material obligations under this Guaranty. There are no judgments or orders for the payment of money rendered against Guarantor for an amount in excess of $100,000 which have been undischarged for a period of ten (10) or more consecutive days or the enforcement of which is not stayed by reason of a pending appeal or otherwise. To the best of Guarantor’s knowledge, Guarantor is not in default under any agreements which may adversely affect Guarantor’s ability to fulfill its material obligations under this Guaranty; and

(g)          All statements set forth in the Recitals are true and correct.

All of the foregoing representations and warranties shall be deemed remade on the date of the first disbursement of Loan proceeds, on the date of each advance of Loan proceeds, and upon any extension of the Loan pursuant to the Loan Agreement. Guarantor hereby agrees to indemnify and hold Agent and each Lender free and harmless from and against all loss, cost, liability, damage, and expense, including reasonable attorney’s fees and costs, which Agent or any Lender may sustain by reason of the inaccuracy or breach of any of the foregoing representations and warranties as of the date the foregoing representations and warranties are made and are remade.

18.         Guarantor shall deliver or cause to be delivered to Agent all of the applicable financial statements to be delivered in accordance with the terms of the Loan Agreement.

19.         This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Guarantor.

20.         This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

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21.         The Lenders shall be entitled to honor any request for Loan proceeds made by Borrowers and shall have no obligation to see to the proper disposition of such advances. Guarantor agrees that its obligations hereunder shall not be released or affected by reason of any improper disposition by Borrowers of such Loan proceeds.

22.         This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[Signatures begin on next page]

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IN WITNESS WHEREOF, Guarantor has delivered this Guaranty in the State of Ohio as of the date first written above.

GUARANTOR:

SENTIO HEALTHCARE PROPERTIES, INC., a Maryland corporation

By:	/s/ JOHN MARK RAMSEY
John Mark Ramsey,
Authorized Signatory

SENTIO HEALTHCARE PROPERTIES OP, LP, a Delaware limited partnership

By:	Sentio Healthcare Properties, Inc., a Maryland corporation, its general partner

	By:	/s/ JOHN MARK RAMSEY
John Mark Ramsey,
Authorized Signatory

Signature Page to
Guaranty Agreement

EXHIBIT A

FORM OF GUARANTOR’S CERTIFICATE OF COMPLIANCE

KeyBank National Association, as Agent

127 Public Square

Cleveland, Ohio 44144

Attention:	Relationship Manager,
KeyBank Real Estate Capital, Healthcare

Re:	Payment Guaranty (the “Guaranty”) dated as of August 19, 2016, by Sentio Healthcare Properties, Inc., a Maryland corporation (“Guarantor”) in favor of KeyBank National Association (“Agent”), as agent on behalf of itself and certain other lender under that certain Secured Loan Agreement dated as of August 19, 2016 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Agreement”), between SENTIO LANDLORD HAMMOND, LLC, SENTIO LANDLORD SLIDELL, LLC, MVI HEALTH CENTER, LP, WOODBURY MEWS III URBAN RENEWAL, LLC, WOODBURY MEWS IV URBAN RENEWAL, LLC, and RETIREMENT TWO, LLC (collectively “Borrowers”), and KEYBANK NATIONAL ASSOCIATION (“Agent”), as administrative agent for the benefit of the lenders, and the Lenders

Reference is made to the Guaranty and the Agreement. Capitalized terms used in this Certificate (including schedules and other attachments hereto, this “Certificate”) without definition have the meanings specified in the Guaranty.

Pursuant to applicable provisions of the Guaranty, Guarantor hereby certifies to the Agent that the information furnished in the attached schedules, including, without limitation, each of the calculations listed below are true, correct and complete in all material respects as of the last day of the fiscal periods subject to the financial statements and associated covenants being delivered to the Agent pursuant to the Guaranty together with this Certificate (such statements being defined as the “Financial Statements” and the periods covered thereby defined as the “Reporting Period”) and for such reporting periods.

Guarantor hereby further certify to the Agent that:

1.	Compliance with Financial Covenants. As shown below, Guarantor confirms that Guarantor is in full compliance with the Financial Covenants contained in the Guaranty.

A.	Covenant: Guarantor’s minimum liquidity to be not less than $5,000,000.00 tested annually (As of December 31).

Calculation: Liquidity = Cash and Cash Equivalents plus Marketable Securities

EXHIBIT A	Page 1

Individual Guarantors’ Liquidity______________ for period ending __________________

See attached financial statement

Compliance? (Yes or No)     ____________________

B.	Covenant: Guarantor’s minimum Tangible Net Worth to be not less than $200,000,000.00 tested annually (As of December 31)

Guarantor’s Tangible Net Worth ______________ for period ending __________________

See attached financial statement

Compliance? (Yes or No)     ____________________

2.	Review of Condition. Guarantor has reviewed the terms of the Guaranty, including, but not limited to, the representations and warranties of the Guarantor set forth in the Guaranty and the covenants of Guarantor set forth in the Guaranty, and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Guarantor through the reporting periods.

3.	Representations and Warranties. To the actual knowledge of Guarantor, the representations and warranties of Guarantor contained in the Guaranty, as applicable, are true and accurate in all material respects as of the date hereof and were true and accurate in all material respects at all times during the reporting period except as expressly noted on Schedule A hereto.

4.	Covenants. To the actual knowledge of Guarantor, during the reporting period, Guarantor observed and performed all of the respective covenants and other agreements under the Guaranty, and satisfied each of the conditions contained therein to be observed, performed or satisfied by Guarantor, except as expressly noted on Schedule A hereto.

5.	No Event of Default. To the actual knowledge of Guarantor, no Event of Default exists as of the date hereof or existed at any time during the reporting period, except as expressly noted on Schedule A hereto.

EXHIBIT A	Page 2

IN WITNESS WHEREOF, this Certificate is executed by the undersigned this ____ day of __________, 20____.

GUARANTOR:

SENTIO HEALTHCARE PROPERTIES, INC., a Maryland corporation

By:
John Mark Ramsey,
Authorized Signatory

SENTIO HEALTHCARE PROPERTIES OP, LP, a Delaware limited partnership

By:	Sentio Healthcare Properties, Inc., a Maryland corporation, its general partner

By:
John Mark Ramsey,
Authorized Signatory

EXHIBIT A	Page 3